UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 21, 2004

                                  ------------


                             SIGA Technologies, Inc.
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                   0-23047                  13-3864870
           --------                   -------                  ----------
(State or other Jurisdiction of   (Commission File          (I.R.S. Employer
 Incorporation or Organization)       Number)            Identification Number)


     420 Lexington Avenue, Suite 601
            New York, New York                                   Zip Code
 --------------------------------------                         ----------
(Address of Principal Executive offices)                          10170


                                 (212) 672-9100
              (Registrant's telephone number, including area code)

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(b)   Pro forma Financial Information

      Introduction to Unaudited Pro Forma Financial Statement

      Unaudited Pro Forma Statement of Operations for the Year ended December 31, 2003.

      Notes to Unaudited Pro Forma Financial Statement.


                     UNAUDITED PRO FORMA FINANCIAL STATEMENT

On May 23, 2003, SIGA Technologies, Inc. ("SIGA") acquired substantially all of the assets of Plexus Vaccine Inc. ("Plexus") and assumed certain liabilities in exchange for 1,950,000 shares of SIGA's common stock and 190,950 of SIGA's options and warrants at an exercise price of $1.62 per share.

The following unaudited pro forma financial statement gives effect to the asset purchase agreement between SIGA and Plexus. The unaudited pro forma statement of operations is based on the individual statements of operations of SIGA and Plexus appearing in SIGA's most recent annual report and in the Current Report on Form 8-K/A of SIGA dated July 22, 2003, respectively, and combine the results of operations of SIGA and Plexus for the year ended December 31, 2003 as if the transaction occurred on January 1, 2003.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition had been consummated as of the beginning of the period presented, nor is it necessarily indicative of future operating results of SIGA. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets based on information available to the management of SIGA at the date of the preparation of the accompanying pro forma financial statement. The pro forma financial information does not give effect to any costs savings or incremental costs, which may result from the integration of SIGA and Plexus operations.



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

                    SIGA Technologies, Inc. and Subsidiaries
                   Unaudited Pro Forma Statement of Operations
                      For the Year Ended December 31, 2003


                                                              Historical                         Pro Forma
                                                  ----------------------------------  --------------------------------
                                                                     For the period
                                                    For the year      January 1,
                                                   ended December    2003 through
                                                      31, 2003       May 23, 2003
                                                      SIGA (1)        Plexus (2)      Adjustments (3)      Combined
                                                  ----------------   ---------------  ---------------    -------------

Research and development contracts                  $    731,743     $     94,782     $       --         $    826,525
                                                    ------------     ------------     ------------       ------------
       Total revenues                                    731,743           94,782             --              826,525
                                                    ------------     ------------     ------------       ------------
Operating expenses
   Selling, general and administrative                 2,646,586          907,308           84,167   (A)    3,638,061
   Research and development                            2,942,809          243,417          161,327   (B)    3,347,553
   Patent preparation fees                               300,494             --               --              300,494
   Loss on impairment of intangible asset                136,750             --               --              136,750
                                                    ------------     ------------     ------------       ------------
       Total operating expenses                        6,026,639        1,150,725          245,494          7,422,858
                                                    ------------     ------------     ------------       ------------
       Operating loss                                 (5,294,896)      (1,055,943)        (245,494)        (6,596,333)
Interest income / (expense), net                          18,256         (949,129)            --             (930,873)
                                                    ------------     ------------     ------------       ------------
Net loss                                            $ (5,276,640)    $ (2,005,072)    $   (245,494)      $ (7,527,206)
                                                    ============     ============     ============       ============
Weighted average number of common shares
   outstanding:  basic and diluted                    15,717,138                           763,972   (C)   16,481,110
                                                    ============                                         ============
Net loss per share:  basic and diluted              $      (0.34)                                        $      (0.46)
                                                    ============                                         ============

See notes to Unaudited Pro Forma Financial Statement



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

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

1. This column reflects the historical results of operations of SIGA for the year ended December 31, 2003.

2. This column reflects the historical results of operations of Plexus for the period January 1, 2003 through May 23, 2003.

3. The preliminary allocation of the purchase price of approximately $4,070,903 is as follows:

            Net liabilities assumed          $ (466,431)
            Acquired technology               2,191,000
            Contracts and grants                741,000
            Covenant not to compete             707,000
            Goodwill                            898,334
                                             ----------
                                             $4,070,903
                                             ==========

The following are the descriptions of the intangible assets acquired from Plexus and the methodologies in valuing each intangible asset.

Acquired Technology

The acquired technology from Plexus is comprised of a combination of technology and know-how of computational platforms and in vitro and in vivo testing capabilities for rational design of vaccines. The acquired technology includes one patent, two patent applications, and six pending patents supporting such technologies, as well as certain unpatented technology. As such, the acquired technology arises from contractual or legal rights, or can be transferred, licensed, rented or exchanged in combination with these patents, and therefore meets the separable criteria presented in paragraph 39 of SFAS 141.

The acquired technology was valued utilizing an income approach via a relief firm royalty methodology. This methodology is based upon the premise that the recognition of intellectual assets by potential customers and competitors is a valuable asset to the owner. The premise behind the valuation of these assets is that a buyer would be willing to pay a royalty for the right to use an established technology. Accordingly, this methodology values the technology via the relief from the royalty that a willing buyer would typically pay. This methodology is comprised of two elements, the determination of an appropriate royalty rate and the conversion of royalty savings into value. Based on a review of royalty rates paid in third-party licensing agreements, a royalty rate of 3.0% of revenue was used over an estimated useful life of ten years. Royalty "savings" were then discounted to a present value utilizing a discount rate of 28.5%.

Contracts and Grants

SIGA acquired several contracts and grants with various institutions, the terms of which range from two and a half to four and a half years, and are expected to generate revenue in future periods. The contracts and grants arise from contractual rights and were recognized pursuant to paragraph 39 of SFAS 141.

The contracts and grants were valued utilizing an income approach known as the excess earnings methodology, whereby excess earnings are computed as the earnings remaining after deducting for the market rates of return on the estimated value of contributory assets including working capital, tangible and intangible assets. The excess earnings are thereby calculated for each year of a multiyear projection period. The primary components of this methodology consist of the determination of excess earnings and


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

an appropriate rate of return. The earnings were based on projected after-tax profits over the estimated term (two and a half to four and a half years) discounted at a rate of 26.0%.

Covenant Not to Compete

As part of the asset purchase, SIGA entered into a three and a half year non-competition agreement with the president of Plexus. The covenant not to compete arises from contractual rights and was recognized pursuant to paragraph 39 of SFAS 141.

The covenant not to compete was valued utilizing an income approach via the discounted cash flow methodology, which is based upon converting expected lost earnings over the three and a half year term to present value. This methodology calculates the present value of potential lost earnings, by giving values to five discrete scenarios as to the timing of when the president would compete had there not been an agreement in place. Each scenario was then weighted, based on the probability of each scenario occurring, to arrive at the intangible asset value.

Under this approach, lost earnings before interest and taxes was estimated for each scenario. These earnings were then tax affected and converted into value utilizing a discount rate of 26.0%.

The following adjustments were made to the statement of operations for the year ended December 31, 2003 to give effect to the transaction:

      A) Amortization of the covenant not to compete based on the contractual life of the agreement.

      B) Amortization of acquired technology and contracts and grants over the estimated useful life.

      C)    Weighted average shares increase based on common stock issued.



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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SIGA TECHNOLOGIES, INC.


                                    By: /s/ Thomas N. Konatich
                                       -------------------------------
                                       Thomas N. Konatich
                                       Acting Chief Executive Officer and
                                       Chief Financial Officer

Date: April 21, 2004




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